UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 19, 2018 (October 18, 2018)

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2018, Gladstone Investment Corporation (the “Company”) executed and filed a Certificate of Elimination of 6.75% Series B Cumulative Term Preferred Stock, par value $0.001 (“Series B Term Preferred Stock”) and a Certificate of Elimination of 6.50% Series C Cumulative Term Preferred Stock, par value $0.001 (“Series C Term Preferred Stock”), thereby removing the Certificate of Designation of the Series B Term Preferred Stock and the Certificate of Designation of the Series C Term Preferred Stock from the Company’s Amended and Restated Certificate of Incorporation. Both of the Certificates of Elimination became effective upon filing. Copies of the Certificate of Elimination of the Series B Term Preferred Stock and the Certificate of Elimination of the Series C Term Preferred Stock are listed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of 6.75% Series B Cumulative Term Preferred Stock filed with the Secretary of State of Delaware on October 18, 2018.

3.2	Certificate of Elimination of 6.50% Series C Cumulative Term Preferred Stock filed with the Secretary of State of Delaware on October 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

Date: October 19, 2018	By:	/s/ Julia Ryan
Julia Ryan
Chief Financial Officer and Treasurer